Certificate of Secretary

ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)

ALLIANZGI INSTIUTIONAL MULTI-SERIES TRUST (“IMST”)

PREMIER MULTI-SERIES VIT (“VIT”)

ALLIANZGI NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)

ALLIANZGI CONVERTIBLE & INCOME FUND (“NCV”)

ALLIANZGI CONVERTIBLE & INCOME FUND II (“NCZ”)

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND (“NIE”)

(each, a “Fund” and collectively, the “Funds”)

Regarding Fidelity Bond

The undersigned, being the duly elected, qualified and acting Secretary of the above referenced Funds, each a business trust organized under the laws of the Commonwealth of Massachusetts, hereby certifies that attached hereto is a true and complete copy of resolutions that were approved in substantially the form attached hereto by the Boards of Trustees of the Funds at meetings held on June 23-24, 2014 and September 15, 2014, at which a quorum was present and voted in favor thereof, and that said resolutions have not been revoked or amended and are now in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this certificate as Secretary of the above mentioned Funds on this 2nd day of October, 2014.

Thomas J. Fuccillo
Secretary

ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)

ALLIANZGI INSTIUTIONAL MULTI-SERIES TRUST (“IMST”)

PREMIER MULTI-SERIES VIT (“VIT”)

ALLIANZGI NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)

ALLIANZGI CONVERTIBLE & INCOME FUND (“NCV”)

ALLIANZGI CONVERTIBLE & INCOME FUND II (“NCZ”)

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND (“NIE”)

(each, a “Fund” and collectively, the “Funds”)

Minutes of the Joint Meeting of the Boards of Trustees held on June 23-24, 2014

      Approval of Fidelity Bond

VOTED:	That, after considering all relevant factors, the action of the Funds in joining Allianz Funds and PIMCO Income Strategy Fund II in a Joint Investment Company Blanket Bond to be issued by a consortium of insurers covering larceny and embezzlement and certain other acts, with a limit of liability for the period of July 1, 2014 to an including July 1, 2015 of $67.5 million, or such amount as is necessary to cover the addition of the Funds to the Investment Company Blanket Bond, for an aggregate one-year premium of an amount to be determined by AGIFM and ratified by the Board once an aggregate premium figure is provided by the insurance companies, plus any additional amount as may be necessary to cover the addition of the Funds to the Investment Company Blanket Bond, be and it is hereby approved, each Fund’s share of the premium to be no greater than a pro rata amount based on the sum of the minimum bond requirement (or, if larger, the assigned coverage amount) for each party to the Joint Fidelity Bond in accordance with Rule 17g-1 under the 1940 Act.

VOTED:	That the officers of the Funds be, and they hereby are, authorized to approve insurers included in the consortium of insurers referenced in the foregoing resolution, with their approval deemed to constitute approval by the Trustees, subject to ratification by the Trustees at a subsequent meeting when the list of insurers from whom coverage has been obtained is finalized.

VOTED:	That pursuant to Rule 17g-1 under the 1940 Act, the officers of the Funds be, and they each hereby are, designated as an agent for the Funds to make the filings and give the notices required by subparagraph (g) of said Rule.

VOTED:	That the officers of the Funds be, and they hereby are, authorized to make any and all payments and to do any and all other acts in the name of the Funds and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions; and further

VOTED:	That each Fund be and it hereby is authorized to enter into or amend an Agreement Among Joint Insureds with the other parties to the Investment

Company Blanket Bond, stating that in the event recovery is received under the bond as a result of the loss of any Fund and of one or more of the other named insured parties, the other Funds shall receive an equitable and proportionate share of recovery, such share being at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the 1940 Act, and the President, the Treasurer and the Secretary of the Funds be and they hereby are, and each of them acting individually hereby is, authorized to execute and deliver such agreement, the taking of any or all such actions to be conclusive evidence of its authorization hereby.

VOTED:	That the form and amount of the Investment Company Blanket Bond, after consideration of all relevant factors including each Fund’s aggregate assets to which persons covered by the bond have access, the type and terms of arrangements made for custody and safekeeping of assets, and the nature of the securities held, be and they hereby are approved.

VOTED:	That each Fund’s participation in the Joint Fidelity Bond described above be, and it hereby is, determined to be in the best interest of each Fund.

ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)

ALLIANZGI INSTIUTIONAL MULTI-SERIES TRUST (“IMST”)

PREMIER MULTI-SERIES VIT (“VIT”)

ALLIANZGI NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)

ALLIANZGI CONVERTIBLE & INCOME FUND (“NCV”)

ALLIANZGI CONVERTIBLE & INCOME FUND II (“NCZ”)

ALLIANZGI EQUITY & CONVERTIBLE INCOME FUND (“NIE”)

(each, a “Fund” and collectively, the “Funds”)

Minutes of the Joint Meeting of the Boards of Trustees held on September 15, 2014

Ratification and Approval of Fidelity Bond Agreement Among Joint Insureds

VOTED:	That, after considering all relevant factors, the action of the Funds in joining Allianz Funds, PCM Fund, Inc., PIMCO California Municipal Income Fund, PIMCO California Municipal Income Fund II, PIMCO California Municipal Income Fund III, PIMCO Corporate & Income Strategy Fund, PIMCO Corporate & Income Opportunity Fund, PIMCO Dynamic Credit Income Fund, PIMCO Dynamic Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II, PIMCO Global Stocksplus & Income Fund, PIMCO High Income Fund, PIMCO Income Opportunity Fund, PIMCO Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO New York Municipal Income Fund, PIMCO New York Municipal Income Fund II, PIMCO New York Municipal Income Fund III, PIMCO Strategic Income Fund, Inc. and PIMCO Managed Accounts Trust in a Joint Investment Company Blanket Bond (the “Investment Company Blanket Bond”) to be issued by a consortium of insurers covering larceny and embezzlement and certain other acts, with a limit of liability for the period of July 1, 2014 to and including July 1, 2015 of $67.5 million, for an aggregate one-year premium of $100,769, be and it is hereby ratified and approved, each Fund’s share of the premium to be no greater than a pro rata amount based on the sum of the minimum bond requirement (or, if larger, the assigned coverage amount) for each party to the Investment Company Blanket Bond in accordance with Rule 17g-1 under the 1940 Act.

VOTED:	That the insurers included in the consortium of insurers referenced in the foregoing Vote be, and they hereby are, ratified and approved.

VOTED:	That pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended, the officers of the Funds be, and they each hereby are, designated as an agent for the Funds to make the filings and give the notices required by subparagraph (g) of said Rule with respect to the Investment Company Blanket Bond.

VOTED:	That the appropriate officers of the Funds be, and they hereby are, authorized to file a copy of the Investment Company Blanket Bond with the Securities and Exchange Commission within 10 days after receipt of the executed endorsement to the Investment Company Blanket Bond, together with (1) a copy of the resolution of the Board approving the amount, type, form, and coverage of the Investment Company Blanket Bond, (2) a statement showing the amount of a single insured bond which each Fund would have provided and maintained had it not been named as an insured under the Investment Company Blanket Bond, (3) a statement as to the period for which premiums have been paid, and (4) a copy of the Investment Company Blanket Bond agreement.

VOTED:	That the form, terms, and provisions of the agreement with the other parties to the Investment Company Blanket Bond, stating that in the event recovery is received under the bond as a result of the loss of any Fund and of one or more of the other named insured parties, the other Funds shall receive an equitable and proportionate share of recovery, such share being at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the 1940 Act (the “Agreement Among Joint Insureds”), as described to this meeting and presented at a prior meeting, be, and they hereby are, ratified and approved, and that the action of the Funds in entering into the Agreement Among Joint Insureds be, and it hereby is, ratified and approved.

VOTED:	That the form and amount of the Investment Company Blanket Bond, after consideration of all relevant factors including each Fund’s aggregate assets to which persons covered by the bond have access, the type and terms of arrangements made for custody and safekeeping of assets, and the nature of the securities held, be and they hereby are, ratified and approved.

VOTED:	That each Fund’s participation in the Investment Company Blanket Bond described above be, and it hereby is, determined to be in the best interest of each Fund.